UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )
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[ ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[X] Definitive Additional Materials
[  ] Soliciting Material Pursuant to §240.14a-12
STEADFAST APARTMENT REIT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Your vote is needed now for the Steadfast Apartment REIT, Inc. Annual Meeting of Stockholders to be held on Wednesday, August 9, 2017.
P.O. BOX 8035 CARY, NC 27512-9916

CRITICAL - PLEASE VOTE TODAY!
Your vote is important – regardless of how many shares you own – in order for us to reach the required number of votes to hold the meeting and pass each Proposal. It only takes a minute to vote. Once you have voted your shares, this account is removed from further contact related to this matter.

Please vote today! Choose one of the options below to vote:

•	Internet voting – visit http://www.proxypush.com/STAR and refer to the Control Number above; or

•
Call (844) 391-3598 (toll free) Monday through Friday between 9:00 a.m. and 6:00 p.m. EST and Saturday between 10:00 a.m. and 6:00 p.m. EST to speak with a live representative of Mediant Communications, the firm assisting Steadfast in gathering votes. Please ensure to have your Control Number (listed above) in hand.

To view the proxy materials online, visit www.proxypush.com/STAR

After careful consideration, the Board of Directors unanimously recommends that the stockholders vote “FOR” each of the Proposals.

Thank you!